                            ASSET PURCHASE AGREEMENT

                                  by and among

                          KTI NEW JERSEY FIBERS, INC.,

                                 PGC CORPORATION

                                       and

                           GACCIONE BROS. & CO., INC.

                           Dated as of August 21, 1998
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                                Table of Contents
                                       of
                            Asset Purchase Agreement
                            Section and Heading Page

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1.       PURCHASE AND SALE........................................................................................1

         1.1.     Purchase and Sale of Assets.....................................................................1
         1.2.     Excluded Assets.................................................................................2
         1.3.     Method of Conveyance............................................................................3
         1.4.     Assumed Obligations.............................................................................4

2.       PURCHASE PRICE AND CLOSING...............................................................................4

         2.1.     Purchase Price..................................................................................4
         2.2.     Allocation of Purchase Price....................................................................6
         2.3.     Closing.........................................................................................6
         2.4.     Payment of Purchase Price.......................................................................6

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.............................................................7

         3.1.     Corporate Organization..........................................................................7
         3.2.     Authorization...................................................................................7
         3.3.     No Violation....................................................................................8
         3.4.     Financial Statements............................................................................8
         3.5.     No Undisclosed Liabilities......................................................................9
         3.6.     Accounts Receivable.............................................................................9
         3.7.     Inventories.....................................................................................9
         3.8.     Interim Operations.............................................................................10
         3.9.     Compliance with Law; Necessary Authorizations..................................................11
         3.10.    Title to Assets................................................................................13
         3.11.    Plant and Equipment............................................................................14
         3.12.    Patents, Trademarks and Trade Names............................................................14
         3.13.    Leases.........................................................................................15
         3.14.    Taxes..........................................................................................15
         3.15.    Contracts and Commitments......................................................................16
         3.16.    Customers and Suppliers........................................................................18
         3.17.    Agreements in Full Force and Effect............................................................18
         3.18.    Insurance......................................................................................19
         3.19.    Labor..........................................................................................19
         3.20.    Litigation, Judgments, Decrees.................................................................20
         3.21.    No Condemnation or Expropriation...............................................................20
         3.22.    Consents and Approvals of Governmental Authorities and Others..................................21
         3.23.    Employee Benefit Plans; Pension Plans..........................................................21
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         3.24.    Brokers and Finders............................................................................22
         3.25.    Personnel......................................................................................22
         3.26.    Accuracy of Representations and Documents......................................................22
         3.27.    Distinct Entity................................................................................22
         3.28.    Hart-Scott-Rodino..............................................................................22
         3.29.    Books and Records..............................................................................23
         3.30.    Small Business Set-Asides......................................................................23
         3.31.    Waste Treatment, Storage.......................................................................23
         3.32.    Remedial Action Notices Received...............................................................23
         3.33.    Investment Representations.....................................................................23

4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................................................24

         4.1.     Corporate Organization, Etc....................................................................24
         4.2.     Authorization, Etc.............................................................................24
         4.3.     No Violation...................................................................................25
         4.4.     Securities Exchange Act of 1934................................................................25

5.       CERTAIN COVENANTS AND AGREEMENTS........................................................................25

         5.1.     Full Access....................................................................................25
         5.2.     Consents.......................................................................................25
         5.3.     Licenses and Permits...........................................................................26
         5.4.     Notice of Claims and Investigations............................................................26
         5.5.     No Solicitation or Negotiation of Other Offers.................................................26
         5.6.     Press Releases.................................................................................26
         5.7.     Consummation of Transactions...................................................................26
         5.8.     Post-Closing Cooperation.......................................................................27
         5.9.     Risk of Loss...................................................................................27
         5.10.    Outstanding Checks and Accrued Employee Benefits...............................................27
         5.11.    Post-Closing Authority.........................................................................27
         5.12.    Non-Competition and Nondisclosure..............................................................27
         5.13.    Change of Name.................................................................................28
         5.14.    Income Taxes...................................................................................28
         5.15.    Employees......................................................................................28
         5.16.    Supplements to Disclosure Schedule; Notice and Cure............................................29

6.       CONDUCT OF THE SELLER'S BUSINESS PENDING THE CLOSING....................................................29

         6.1.     Regular Course of Business.....................................................................29
         6.2.     Subsidiaries...................................................................................29
         6.3.     Organization...................................................................................29
         6.4.     Certain Changes................................................................................30
         6.5.     Insurance; Property............................................................................31
         6.6.     No Default.....................................................................................31
         6.7.     Compliance with Laws...........................................................................31
         6.8.     Representations and Warranties.................................................................31
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7.       CONDITIONS TO THE OBLIGATIONS OF THE SELLER.............................................................31

         7.1.     Representations and Warranties True............................................................31
         7.2.     Performance....................................................................................31
         7.3.     No Proceeding, Litigation, Injunction..........................................................32
         7.4.     Buyer's Officer's Certificates.................................................................32
         7.5.     Employment Agreements..........................................................................32
         7.6.     Registration Rights Agreement..................................................................32
         7.7.     Note and Guarantee.  The Buyer shall have executed and delivered the Note and KTI shall have executed and delivered the Guarantee................................................32
         7.8.     Additional Documents...........................................................................33

8.       CONDITIONS TO THE OBLIGATIONS OF BUYER..................................................................33

         8.1.     Representations and Warranties True............................................................33
         8.2.     Performance....................................................................................33
         8.3.     No Proceeding..................................................................................33
         8.4.     Seller's Officer's' Certificates...............................................................33
         8.5.     Material Change................................................................................34
         8.6.     Certification of Non-Foreign Status............................................................34
         8.7.     Due Diligence..................................................................................34
         8.8.     Proxy Statement and Shareholders' Meeting......................................................34
         8.9.     Employment Agreements..........................................................................34
         8.10.    Additional Documents...........................................................................34
         8.11.    Atlantic.......................................................................................35
         8.12.    Assignment of Insurance Policies...............................................................35
         8.13.    Amendment to 401(k) Plan.......................................................................35
         8.14.    Termination of Security Interests..............................................................35

9.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.............................................35

         9.1.     Survival of Representations....................................................................35
         9.2.     Statements as Representations and Warranties...................................................35
         9.3.     Remedies Cumulative............................................................................35
         9.4.     Buyer's Indemnity..............................................................................35
         9.5.     The Seller's Indemnity.........................................................................36
         9.6.     Successors to the Seller.......................................................................37
         9.7.     Indemnity Procedure............................................................................37

10.      TERMINATION.............................................................................................37

         10.1.    Methods of Termination.........................................................................37
         10.2.    Procedure Upon Termination.....................................................................38
         10.3.    Effect of Termination..........................................................................38

11.      MISCELLANEOUS PROVISIONS................................................................................38
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         11.1.    Amendment and Modification.....................................................................38
         11.2.    Waiver of Compliance...........................................................................38
         11.3.    Expenses.......................................................................................38
         11.4.    Notices........................................................................................38
         11.5.    Binding Effect; Assignment.....................................................................39
         11.6.    Governing Law..................................................................................39
         11.7.    Counterparts...................................................................................39
         11.8.    Headings.......................................................................................39
         11.9.    Entire Agreement...............................................................................39
         11.10.   Third Parties..................................................................................40
         11.11.   Severability...................................................................................40



Exhibit A       Promissory Note
Exhibit B       Instruments of Conveyance - Seller
Exhibit C       Registration Rights Agreement
Exhibit D       Employment Agreement - Joseph Gaccione
Exhibit E       Employment Agreement - John Gaccione
Exhibit F       Employment Agreement - Peter Gaccione
Exhibit G       Employment Agreement - Ralph Gaccione, Jr.
Exhibit H       Employment Agreement - Fred Petrone
Exhibit I       Certificate of Non-foreign Status
Exhibit J       Guarantee

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
                            ASSET PURCHASE AGREEMENT


THIS AGREEMENT dated as of August 21, 1998, by and among Gaccione Bros. & Co., Inc. and PGC Corporation, both New Jersey corporations ("Gaccione Bros." and "PGC", respectively, or, collectively, the "Seller") and KTI New Jersey Fibers, Inc., a Delaware corporation (the "Buyer") and a wholly-owned subsidiary of KTI, Inc., a New Jersey corporation ("KTI"). KTI's stock is traded on the NASDAQ National Market System under the symbol "KTIE".

The Buyer desires to purchase from the Seller, and the Seller desire to sell, assign and transfer to the Buyer, all of the Seller's business and substantially all of the assets relating thereto, but excluding certain real estate occupied by Gaccione Bros., including all improvements thereon, all on the terms and conditions hereinafter set forth.

As part of the transaction, the Buyer intends to move the business operations of the Seller to real estate and improvements thereon, commonly known as 101 7th Street, Passaic, New Jersey 07055 (the "Real Estate") pursuant to a lease (the "Passaic Lease"). The business operations and assets of the Seller and the business operations and assets of Atlantic (as hereinafter defined), when located at the Real Estate collectively constitute the "Facility".

Accordingly, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties agree as follows:

1.       Purchase and Sale.

         1.1. Purchase and Sale of Assets. On the terms and subject to the conditions herein set forth, at the Closing (as such term is hereinafter defined), the Seller shall sell, transfer, convey, assign and deliver to Buyer, and the Buyer shall purchase and accept delivery of, all of the tangible and intangible assets and properties of every kind and description, wherever located, of and in any way related to, the Seller's business, as of the Closing Date (as such term is hereinafter defined), owned by the Seller or in which the Seller has an interest, other than those assets specifically excluded pursuant to Section 1.2 of this Agreement, such as the real estate subject to the Passaic Lease. Such assets and properties of the Seller to be purchased by the Buyer as herein provided shall include, without limiting the generality of the foregoing, the following:

                  (a) all cash, accounts receivable, inventories of materials and products, supplies, spare parts, shipping materials, packaging, advance payments, deposits and other prepaid items, security deposits and credits;

                  (b) all of the Seller's interest as lessor and as lessee in the Leases (as such term is defined in Section 3.13(a) hereof);

                  (c) all furniture, fixtures, computer hardware and software, machinery, tools, parts, office equipment, automobiles, trucks and vehicles;

                  (d) any and all patents of the Seller, including without limitation, the patents described in Section 3.12(a) of the Disclosure Schedule which is attached hereto and forms a part of this Agreement (the "Disclosure Schedule"), trademarks, trade names (including, but not limited to, the name of the Seller, service marks and copyrights and all registrations, applications and other rights associated with the foregoing, including the right to sue for past infringement;

                  (e) all books and operations records, including but not limited to, all personnel files;

                  (f) all designs, plans, trade secrets, inventions, procedures, research, records, processes know-how, and similar information wherever located (collectively, the "Know-How");

                  (g) all of the Seller's interest in and to the Seller's telephone, facsimile and telex (if any) numbers and telephone and other directory listings;

                  (h) all stationery, purchase order and other forms, labels, shipping materials, catalogs, brochures, art work, photographs, sales literature, promotional literature, marketing materials and advertising material;

                  (i) all performance bonds of the Seller;

                  (j) all of the Seller's rights under all contracts and agreements, including insurance policies;

                  (k) that certain promissory note from ACA Realty Company payable to the Seller dated April 26, 1996 in the original principal amount of $600,000, together with interest accrued thereon (the "Promissory Note"); and

                  (l) all other tangible and intangible personal property and assets of the Seller, including without limitation, the Seller's goodwill, franchises (other than the Seller's franchises as a corporation), permits and licenses, including a license to use any and all patents owned or used by the Seller which are used by the Seller in its business, customer lists, rights of offset, causes of action, defenses, judgments, claims and demands of any nature, benefits due to the Seller under its policies of insurance and fidelity bonds with respect to all events and periods prior to the Closing Date, in respect of which any third party may seek to impose liability on Buyer, restrictive covenants, confidentiality obligations and similar obligations of present and former shareholders, officers and employees, all books, files, papers, records and other data of the Seller (or, at the Seller's election and expense, accurate and complete copies thereof) and all other property and rights of every kind or nature of the Seller whether or not specifically referred to in this Agreement and whether or not carried on the books of the Seller as an asset.

The aforesaid assets and properties to be transferred to the Buyer hereunder are collectively referred to herein as the "Assets," and the Assets as of the date of the Unaudited Financial Statements (as hereinafter defined) are listed in
Section 1.1 of the Disclosure Schedule.

         1.2. Excluded Assets. It is specifically understood and agreed by the parties hereto that the Seller is not selling, and the Buyer is not purchasing the following assets (the "Excluded Assets"):

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                  (a) the Seller's franchises as a corporation and any prepaid taxes or expenses or deferred charges in connection therewith;

                  (b) the Seller's minute books, corporate seals and stock books;

                  (c) the consideration to be paid by the Buyer to the Seller pursuant to this Agreement;

                  (d) the shares of capital stock of the Seller;

                  (e) those items set forth in Section 1.2 of the Disclosure
Schedule: and

                  (f) The Seller's interest in the real estate and improvements thereon commonly known as 700 Route 46 West, Clifton, New Jersey 07013.

         1.3. Method of Conveyance.

                  (a) The sale, transfer, conveyance, assignment and delivery by the Seller of the Assets to the Buyer in accordance with Section 1.1 hereof shall be effected on the Closing Date by the Seller's execution and delivery of assignments of leases, bills of sale and other instruments of conveyance and transfer as applicable substantially in the forms attached hereto as Exhibit B (collectively, the "Instruments of Conveyance").

                  (b) At the Closing, good and valid title to all of the Assets shall be transferred, conveyed, assigned and delivered by the Seller to the Buyer pursuant to this Agreement and the Instruments of Conveyance, free and clear of any and all Liens (as defined below) except as set forth in Section
3.10 of the Disclosure Schedule. For the purposes of this Agreement, the term "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or similar statute of any jurisdiction) including materialmen's, mechanics', repairmen's, employees', operators' or other similar Liens arising in the ordinary course of business incidental to construction, maintenance or operation of any property of the Seller that have not as of the date hereof been filed pursuant to law. No Lien or Liens may individually or in the aggregate interfere materially with the use or operation by the Seller of the property affected thereby for the purposes for which such property was acquired or is held by the Seller.

                  (c) The Seller shall be responsible for and shall pay any sales or use taxes, if applicable, payable by reason of the purchase and sale of the Assets hereunder. The Buyer shall be entitled to pay the Seller's portion of such taxes at the Closing and shall be entitled to deduct the same from the amount otherwise payable to the Seller at the Closing pursuant to Section 2.4. If any portion of such cash payment is needed to release any liens on Assets, written pay-off letters must be delivered to the Buyer not less than five business days prior to the Closing Date. To the extent that the exact amount of liens has not been ascertained at the Closing Date, the Buyer may retain such amounts as the Buyer and Seller estimate in good faith to be due. Such amounts shall be adjusted promptly when the exact amounts due are ascertained.

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                  (d) Notwithstanding any provision herein to the contrary, in the period beginning on the date hereof through the Closing Date (the "Interim Period") the Seller shall operate the business and preserve the Assets to be transferred to the Buyer on the Closing Date, unless and until this Agreement is terminated, prior to the Closing Date, pursuant to Article 10 hereof. In the event that such termination occurs, the Seller and the Buyer shall not be obligated to each other with respect to any actions or events occurring during the Interim Period.

         1.4. Assumed Obligations. Pursuant to this Agreement, the Buyer does not assume any of the liabilities or obligations of the Seller, whether absolute, accrued, contingent or otherwise, incurred prior to the Closing Date. At the Closing, the Buyer shall not assume any of the liabilities or obligations of the Seller, whether absolute, accrued, contingent or otherwise, except for those obligations under the operating leases listed in Section 1.4 of the Disclosure Schedule (the "Assumed Obligations").

2.       Purchase Price and Closing.

         2.1. Purchase Price. (a) The consideration for the Assets to be sold, transferred and conveyed by the Seller to the Buyer pursuant to this Agreement shall be (a) an initial payment in cash of the difference of Five Million Two Hundred Thousand and no/100 Dollars ($5,200,000.00) and the Accrued Employee Benefit Amount as of the Closing Date (the "Cash Payment"); (b) a promissory note for One Million Eighty-Six Thousand Two Hundred Thirteen and no/100 Dollars ($1,086,213.00), in substantially the form of Exhibit A hereto (the "Note") and guaranteed by KTI pursuant to a guarantee in substantially the form of Exhibit J hereto (the "Guarantee"); (c) the Incentive Payment (as hereinafter defined); and (d) an additional cash payment representing the Note Adjustment Amount (as hereinafter defined).

                  (b) The Incentive Payment shall be computed on the basis of earnings before interest, taxes, depreciation and amortization of the combined businesses of Seller and Atlantic Coast Fibers, Inc. ("Atlantic") to be conducted in the Real Estate (the "Combined Business"). Not later than 90 days after the last day of the Annual Period (as hereinafter defined), KTI shall prepare and deliver to the parties hereto and Gaccione Bros. the following financial statements (the "Combined Pool Financial Statements"): (i) a statement of operations of the Combined Businesses for the twelve calendar month period, beginning on the first day of the calendar month which is not less than 90 days after the Closing Date but not more than 120 days after the Closing Date (the "Annual Period"), as the same shall be determined by the mutual agreement of Buyer, Seller and Gaccione Bros. (the "Annual Period Statement of Operations") and (ii) a statement calculating the earnings before interest, taxes, depreciation and amortization of the Combined Business ("EBITDA") for the Annual Period (the "EBITDA Statement"), derived from the Annual Period Statement of Operations. Each of the Combined Pool Financial Statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and those additional accounting principles set forth in Section 2.1(b) of the Disclosure Schedule. The "Combined Pool" shall be equal to the sum of (a) EBITDA during the Annual Period less Three Million and no/100 Dollars ($3,000,000.00), multiplied by five (5.0) and (b) EBITDA during the Annual Period less Four Million and no/100 Dollars ($4,000,000.00), multiplied by one-half (0.5). The Incentive Payment due to the Seller shall be 50% of the Combined Pool. In the event that additional businesses are purchased and are to be conducted at the Real Estate during the Annual Period, upon the mutual agreement of the Seller



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
and Atlantic, such additional businesses may be considered part of the Combined Business, in which event the calculation of EBITDA shall be reduced by the cost of funds utilized to purchase such additional businesses, which cost of funds shall be established as 15% per annum of the purchase price for such additional businesses.

                  (c) The Seller shall have the right during the 45 days following receipt of the Combined Pool Financial Statements to dispute the calculation of EBITDA. The Seller shall have the reasonable right to examine the books and records from which the calculation of EBITDA was made in connection therewith. The Seller shall either deliver a written acceptance of such EBITDA calculation or deliver a written notice of dispute, identifying the basis for the dispute to the extent possible and the Seller's calculation of EBITDA ("Seller's EBITDA"). Upon receipt of the acceptance or notice of dispute (the date of the receipt by the Buyer of such notice, the "Notice Date"), KTI shall make payment of the Incentive Payment due in accordance with the calculation of EBITDA set forth in the EBITDA Statement. The Seller's right to accept or dispute the calculation of EBITDA is independent of the rights of Atlantic to accept or dispute the calculations of EBITDA. If either the Seller or Atlantic accept EBITDA as calculated, the EBITDA calculated shall be conclusive as to the accepting party, but not to the non-accepting party. If the Seller fails to deliver a notice of acceptance or dispute within the 45-day period, the Seller shall be deemed conclusively to have accepted such calculation. Upon the earlier to occur of the Notice Date or the expiration of the 45 day period, KTI shall make payment of the Incentive Payment due in accordance with the EBITDA Statement (the "Incentive Payment Date"). The Incentive Payment shall be made in the form of shares of KTI common stock, no par value per share ("Common Stock") and the amount to be issued shall be computed by dividing such Incentive Payment amount by the average closing sale price per share of KTI's Common Stock for the ten day period immediately preceding the Notice Date or the last day of the 45-day period, as the case may be.

                  (d) Any dispute concerning the calculation of EBITDA shall be resolved pursuant to an agreed procedure process to be performed by a certified public accounting firm of nationally recognized standing. KTI shall select the certified public accounting firm, which shall be reasonably acceptable to the non-accepting party. If the non-accepting party shall reject such certified public accounting firm, such certified public accounting firm shall be deemed to have been rejected by both the Seller and Atlantic. KTI shall then select a second firm, which shall be used unless both the Seller and Atlantic shall reject such firm. If KTI's first two choices are rejected, then KTI shall select a third firm, which shall be used under all circumstances, and the Seller hereby accepts such accounting firm. The written determination (the "EBITDA Determination") by such accounting firm of the EBITDA, pursuant to the EBITDA Statement after considering all written objections thereto in accordance with the foregoing procedure, shall be conclusive and binding upon all parties. Any fees and expenses payable to such accounting firm for services pursuant to this
Section 2.1(d) shall be borne by the Seller and the Buyer proportionately, based on the difference between the EBITDA Determination, and, on the one hand with respect to the Buyer, EBITDA as set forth in the EBITDA Statement, and on the other hand with respect to the Seller, Seller's EBITDA. By way of example, if EBITDA as set forth in the EBITDA Statement is lower than EBITDA as set forth in the EBITDA Determination by $50,000 and if Seller's EBITDA is higher than EBITDA as set forth in the EBITDA Determination by $100,000, then the Buyer shall bear one-third of the fees and expenses payable to such accounting firm and the Seller shall bear two-thirds of such fees and expenses.

Regardless of the party making the payment to the accounting firm, both Seller and Buyer shall have full and equal access to the accounting firm, its records, work papers and related documents.

                  (e) If the amount of the Incentive Payment, as determined in accordance with Subsection (d) above, is less than the Incentive Payment actually made by the Seller, no later than 10 business days after the delivery of the EBITDA Determination, the Seller shall deliver to the Buyer the amount of such overpayment in shares of KTI Common Stock (the amount being determined utilizing the same price per share as was utilized in the calculation of the number of shares to be delivered in making the Incentive Payment). If the amount of the Incentive Payment, as determined in accordance with Subsection (d) above, is greater than the Incentive Payment actually made by the Seller, no later than 10 business days after the delivery of the EBITDA Determination, the Buyer shall deliver to the Seller such number of additional shares of KTI Common Stock as would have been deliverable to the Seller at the time the Incentive Payment was actually made had EBITDA equaled EBITDA as set forth in the EBITDA Determination.

                  (f) The Note Adjustment Amount shall be computed by subtracting the amount due under the Stockholders Notes set forth in Exhibit 1.4 of Section 1.4 of the Disclosure Schedules from the amount due under the Promissory Note as of the Closing Date.

                  (g) The consideration set forth in this Section 2.1 is hereinafter collectively referred to as the "Purchase Price".

         2.2. Allocation of Purchase Price. The parties will agree subsequent to the Closing Date on how the Purchase Price for federal income tax purposes will be allocated among the Assets being purchased hereunder. Notwithstanding the foregoing, the allocation of the Purchase Price shall in no event limit the liability of the Seller to the Buyer with respect to damages, liabilities or expenses incurred by the Buyer with respect to any breach of the Seller's representations, warranties, covenants or agreements set forth herein.

         2.3. Closing. Subject to the provisions contained herein, the closing of the transactions provided for in this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster, LLP., 1290 Avenue of the Americas, New York, New York 10104 at 10:00 A.M. (Eastern Prevailing Time) on August 20,1998 (or such other place, time and date, as the parties hereto may agree, prior to the last of: (a) September 15, 1998; (b) the receipt by the Buyer of all permits from the State of New Jersey necessary to enable it to continue to conduct Seller's business as conducted by the Seller prior to the Closing; or
(c) the expiration of any waiting period required by any Federal or state law). The date on which the Closing actually occurs is herein referred to as the "Closing Date".

         2.4. Payment of Purchase Price. The Buyer shall pay the Purchase Price in the following manner:

                  (a) The Cash Payment and the Note Adjustment Amount shall be paid on the Closing Date in cash. Any cash to be paid shall be sent by wire transfer of immediately available funds to the Seller pursuant to the written wire transfer instructions delivered by the Seller to the



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
Buyer not less than five business days prior to the scheduled Closing Date. If the Seller desires to use a portion of such initial cash payment to release any liens on the assets, written pay-off letters and appropriate wire transfer instructions must be delivered to KTI not less than five business days prior to the scheduled Closing Date. The Note and Guarantee shall be executed and delivered to the Seller on the Closing Date. The Buyer shall cancel the Stockholders Notes at the Closing.

                  (b) The Incentive Payment shall be paid to the Seller in the manner and at the time specified in Section 2.1. KTI will execute and deliver a registration rights agreement relating to such shares of Common Stock in substantially the form of Exhibit C hereto (the "Registration Rights Agreement"). The Seller shall provide written instructions as to the name in which such shares are to be registered, the taxpayer identification number of the proposed registered owner of the stock and such owner's address for dividends. Instructions for registration must be in writing and delivered to the Buyer not less than five business days prior to the scheduled payment date.

3. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Buyer as follows:

         3.1.     Corporate Organization.

                  (a) Each of Gaccione Bros. and PGC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets as and in the places where such business is now conducted and where such properties and assets are now owned, leased or operated.

                  (b) Gaccione Bros. has no direct or indirect subsidiaries, other than PGC, or any direct or indirect interest by stock ownership or otherwise in any corporation, other than PGC, or in any firm, association or business enterprise. PGC has no direct or indirect subsidiaries, or any direct or indirect interest by stock ownership or otherwise in any corporation, firm, association or business enterprise.

                  (c) Section 3.1 of the Disclosure Schedule sets forth the names of all corporations, associations, partnerships or other entities in any way related to the Seller's business, other than the Seller, in which and any officer, director or 10% stockholder of the Seller directly or indirectly, has any ownership interest and describes such interest.

         3.2. Authorization. Each of Gaccione Bros. and PGC has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The Seller has taken all action required by law or otherwise to be taken to authorize the Seller's execution and delivery of this Agreement and the Seller's consummation of the transactions contemplated hereby. This Agreement is, and when executed and delivered, the Instruments of Conveyance will be, the legal, valid and binding obligation of the Seller, enforceable in accordance with their respective terms.

         3.3. No Violation. Neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby will
(i) violate any provision of the Certificates of Incorporation or By-Laws of Gaccione Bros. or PGC or, (ii) be in conflict with, or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or result in the termination or invalidity of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to any agreement or commitment to which the Seller in a party or by which it is bound, or result in the creation or imposition of any Lien upon any of the Assets, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any domestic or foreign court or governmental authority.

         3.4. Financial Statements.

                  (a) Section 3.4 of the Disclosure Schedule sets forth the balance sheet, and the related consolidated statements of income, retained earnings and cash flows for the last complete fiscal year, together with the related notes thereto (collectively, the "Annual Financial Statements"), in each case compiled by the independent public accountants of the Seller. The Seller makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to maintain accountability for Assets and (iii) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (b) Except as set forth in Section 3.4 of the Disclosure Schedule, the Annual Financial Statements are complete and accurate in all material respects taking the Seller's business as a whole and fairly present the assets, liabilities and financial condition of the Seller as at the date thereof, and fairly present the results of operations and changes in financial position of the Seller for the period referred to therein, in all cases in accordance with generally accepted accounting principles consistently applied.

                  (c) Section 3.4 of the Disclosure Schedule sets forth the unaudited financial statements for the Seller as of and for the three month period ended March 31, 1998, containing an unaudited balance sheet (the "Balance Sheet") and the related unaudited statements of income, retained earnings and cash flow (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements are substantially complete and accurate in all material respects taking the Seller's business as a whole and are historically consistent with unaudited financial statements of the Seller for the same periods in each fiscal year from 1993 to the present. The Annual Financial Statements and the Unaudited Financial Statements are collectively referred to hereinafter as the "Financial Statements".

                  (d) Without limiting the generality of the foregoing, except as set forth in Section 3.5 of the Disclosure Schedule, the Annual Financial Statements reflect all appropriate accruals, in accordance with generally accepted accounting principles consistently applied, for vacation pay, bonuses, medical benefits (including post-retirement medical benefits, if any), accrued sick days and profit sharing to employees ("Accrued Employee Benefits").

         3.5. No Undisclosed Liabilities. Except as set forth in Section 3.5 of the Disclosure Schedule, the Seller had at December 31, 1997, no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), in any way relating to the Seller, which were not fully disclosed or reserved against in the Annual Financial Statements, which liabilities and obligations were required to be disclosed or reserved against therein in accordance with generally accepted accounting principles consistently applied, and the reserves reflected in such Annual Financial Statements were adequate, appropriate and reasonable in accordance with generally accepted accounting principles consistently applied. Since December 31, 1997 except as set forth in Section 3.5 of the Disclosure Schedule, the Seller has not incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) in any way relating the Seller, except those which are in the ordinary and usual course of business and consistent with past practice.

         3.6. Accounts Receivable. Except as set forth in Section 3.6 of the Disclosure Schedule, all of the accounts receivable of the Seller which are reflected in the Financial Statements and all of the accounts receivable of the Seller which are presently outstanding:

                  (a) represent (and as of the Closing Date will represent) sales actually made in the ordinary and usual course of business and in bona fide transactions with unaffiliated third parties;

                  (b) have been collected or are current, net of reserves (for purposes of this Agreement "current" shall mean 60 days), except as set forth in the accounts receivable aging schedule as at March 31, 1998 which is included in
Section 3.6 of the Disclosure Schedule and is correct and complete;

                  (c) have not been extended or rolled over in order to make them current;

                  (d) will be fully collectible, net of any applicable reserve for bad debts set forth on the Balance Sheet, within 90 days from the Closing Date; and

                  (e) are not disputed as to amount and validity, other than for disputes in an aggregate amount not exceeding $10,000.00.

The reserve for the Seller's bad debts as of March 31, 1998, , both as a percentage of total accounts receivable and in number of dollars, is set forth in Section 3.6 of the Disclosure Schedule. All of the Seller's notes receivable, as of March 31, 1998, are described in Section 3.6 of the Disclosure Schedule.

         3.7. Inventories. Except as set forth in Section 3.7 of the Disclosure Schedule, (i) all items of inventory are of a quality and quantity useable and salable after the Closing Date in the ordinary and usual course of business;
(ii) all inventories not written off have been priced at the lower of cost (using the FIFO method) or market; (iii) any unsaleable inventory has been written off and is not reflected in the Financial Statements or considered part of the Seller's present inventory; and (iv) the quantities of each type of inventory are not excessive, but are reasonable, adequate and appropriate for sale in the ordinary and usual course of business.

         3.8. Interim Operations. Since March 31, 1998 the business of the Seller has been conducted only in the ordinary and usual course of business, consistent with past practice. Without limiting the generality of the foregoing, except as set forth in Section 3.8 of the Disclosure Schedule, the Seller has not, since March 31, 1998 with respect to the Seller's business:

                  (a) suffered any material adverse change in financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), accounts receivable, inventories, reserves, business, operations or prospects;

                  (b) borrowed or agreed to borrow any funds or incurred, assumed or become subject to, whether directly or by way of guarantee or otherwise, any liabilities or obligations (absolute, accrued, contingent or otherwise), including claims or liabilities for returns or allowances, other than returns or allowances in the ordinary and usual course of business and consistent with past practice;

                  (c) increased, or experienced any change in any assumptions underlying, or methods of calculating, any bad debt, contingency or any other reserve;

                  (d) paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction of liabilities and obligations which were reflected or reserved against in the Financial Statements or were incurred in the ordinary and usual course of business and consistent with past practice;

                  (e) prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred, or not paid, when due, any account payable, or sought the extension of the due date of any account payable other than any account payable which was being contested in good faith by the Seller;

                  (f) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens except for Liens set forth in Section 3.10 of the Disclosure Schedule;

                  (g) written down the value of any inventory (including write-downs by reason of shrinkage or markdown) or written off as uncollectible any notes or accounts receivable, except for (1) immaterial write-downs and write-offs in the ordinary and usual course of business and consistent with past practice and (2) unsaleable inventory written down in the ordinary course of business;

                  (h) canceled any debts or waived any claims or rights of substantial value;

                  (i) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary and usual course business and consistent with past practice;

                  (j) disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name, service mark or copyright used in the conduct of the Seller's business, or disposed of or disclosed, or permitted to be disclosed (except as necessary in the conduct of the

Seller's business), to any person other than representatives of the Buyer, any trade secret, formula, process or similar information not theretofore a matter of public knowledge;

                  (k) excluding items, which have been expensed prior to March 31, 1998, made capital expenditures or commitments, in excess of $25,000.00 in the aggregate for repairs or additions to property, plant, machinery, equipment or tangible capital assets;

                  (l) made any change in any method of accounting or accounting principle;

                  (m) failed to maintain its books, accounts and records in the usual, regular and ordinary manner and in accordance with generally accepted accounting principles consistently applied;

                  (n) granted or committed to any increase in the compensation of any employee including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment or made any loans or advances to any such person;

                  (o) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, key employees, stockholders or any "affiliate" or "associate" (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended) or any immediate or extended family member of any of such persons (collectively, the "Related Persons" and, individually, a "Related Person"), except for compensation to such persons at rates not exceeding the rates of compensation paid as of March 31, 1998 and advances to or reimbursement of such persons for routine business expenses;

                  (p) declared, paid or set aside for payment any dividend or other distribution (other than in cash,) in respect of its capital stock or other ownership interests or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or other ownership interests; or

                  (q) agreed, whether in writing or otherwise, to take any action described in this Section 3.8, except as otherwise expressly permitted in this Agreement.

     3.9.         Compliance with Law; Necessary Authorizations.

                  (a) Except as set forth in Section 3.9(a) of the Disclosure Schedule, the Seller has duly complied and is presently duly complying, in all material respects, in respect of its business, operations and properties, including the Assets, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, building and other codes, zoning and other ordinances, permits, licenses, authorizations, judgments and decrees of all Federal, state, local, foreign or other governmental authorities, including, but not limited to, all applicable domestic and foreign laws, rules and regulations relating to the safe conduct of business, employment discrimination, wages and hours, employment of illegal aliens, antitrust, consumer protection, product labeling, environmental protection, hazardous waste, currency exchange, and, securities.

                  (b) The Seller is not aware of and has not received any written or oral notification from any third party (including but not limited to employees and government agencies) of any present or past failure so to comply or of any present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent continued compliance with any laws, rules or regulations or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation.

           (c) The Seller has duly obtained all material permits, concessions, grants, licenses and other governmental authorizations and approvals necessary for the conduct of the Seller's business; each of which is set forth in Section
3.9 of the Disclosure Schedule and is in full force and effect; there are no proceedings pending or, to the knowledge of the Seller, threatened, which may result in the revocation, cancellation, suspension or modification thereof; and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification. The Seller is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste in connection with the Seller's business.

          (d) Without limiting the generality of the foregoing, the Seller has not transported, stored, treated or disposed, nor has it allowed or arranged for any third persons to transport, store, treat or dispose waste to or at: (i) any location other than a site lawfully permitted to receive such waste for such purposes or (ii) any location designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar federal or state statute; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any laws or regulations or in any other manner which may result in liability for contamination of the environment. The Seller has not disposed, nor has it allowed or arranged for any third parties to dispose, of waste upon property owned or leased by it, except as permitted by law.

          (e) The Seller has not received notification of any past or present failure by the Seller to comply with any laws, regulations, permits, franchises, licenses or orders applicable to it or the Assets. Without limiting the generality of the foregoing, the Seller has not received any notification (including requests for information directed to the Seller) from any governmental agency asserting that Seller is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment.

          (f) Section 3.09(f) of the Disclosure Schedule is a complete and accurate list covering the period prior to the date hereof, as well as, to the best of Seller's knowledge, the period prior to such (identified by address, owner/operator, type of facility, type and form of waste, estimated volume of waste and period of time the facility was used) to which the Seller has ever transported, or ever caused to be transported, allowed or arranged for any third party to transport, any type of waste material generated by the Seller's customers or the Seller, for storage, treatment, burning, recycling or disposal and (b) storage, treatment, burning, recycling or disposal activities which the Seller has undertaken, at any time, at locations then or presently owned or occupied by the Seller (such list to include property address, nature of the Seller's interest in the property, current owner of the property, nature of the activity conducted at such location, type and form of waste, estimated volume of waste disposal on or in ground and period of time the activity was conducted).

         3.10. Title to Assets.

                  (a) Section 3.10(a) of the Disclosure Schedule contains an accurate and complete list of all real property used, or owned, by the Seller .

                  (b) Section 3.10(b) of the Disclosure Schedule contains an accurate and complete list of all tangible personal property reflected in the Financial Statements of the Seller or acquired by the Seller (for use in the Seller's business) after March 31, 1998 (except to the extent disposed of in the ordinary course of business). Section 3.10 of the Disclosure Schedule also contains an accurate and complete list of all property in the possession of the Seller on the date hereof, as bailee or otherwise, which is owned by any third party and the identity of any such third party.

                  (c) The Seller has, and will have at the Closing, good and valid title to the Assets being conveyed by it hereunder.

                  (d) Except as set forth in Section 3.10(d) of the Disclosure Schedule, all of the Assets are free and clear of all title defects or objections, Liens or other encumbrances or restrictions of any nature whatsoever.

                  (e) Except as set forth in Section 3.10(e) of the Disclosure Schedule, the Assets include all rights, properties and other assets necessary to permit the Seller to continue to conduct its business after the date hereof to the Closing, and to permit the Buyer to conduct the Seller's business as is being acquired hereunder after the Closing, in substantially the same manner as the Seller's business has been and is now being conducted.

                  (f) Set forth in Section 3.10(f) of the Disclosure Schedule is:

                           (i) As of May 31, 1998, the number and size of containers, stationary compactors, bailers and other processing equipment, and any other equipment owned or leased by the Seller; and

                           (ii) As of May 31, 1998, the number of vehicles used by the Seller in its business together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle.

         Such schedule is complete and correct. All Assets have been well maintained, are fit for the purposes for which they are used and were intended, are in good operating condition and repair, ordinary wear and tear excepted, and are fully licensed for operation in the jurisdiction where they are operated in the normal course of business, if such licensing is required.

         3.11. Plant and Equipment.

                  (a) Except as set forth in Section 3.11(a) of the Disclosure Schedule, none of the Seller's equipment has any material defects. All such equipment is in good operating condition repair and is adequate for the uses to which it is being put, ordinary wear and tear excepted.

                  (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, the Seller has not received any written or oral notification that it is in violation of any applicable anti-pollution, health or other law, ordinance or regulation in respect of the Seller's equipment or any of the Seller's operations and no such violation exists.

         3.12. Patents, Trademarks and Trade Names.

                  (a) Section 3.12(a) of the Disclosure Schedule lists:

                           (i) all patents held by the Seller for use in or which are otherwise used in the Seller's business, and all reissues, divisions, continuations and extensions thereof and all pending patent applications by or for the Seller's benefit, including for each such patent the serial or patent number, country, filing and expiration date and title;

                           (ii) all registered and unregistered trademarks, trade names and service marks owned by the Seller for use in or which are otherwise used in the Seller's business, and all pending registrations of trademarks, trade names and service marks which are or were intended to be used in the Seller's business, including for each such trademark, trade name or service mark the registration number, country, filing and expiration date, mark and class, and date of application; and

                           (iii) all registered copyrights of the Seller or which are used by the Seller in the Seller's business, and applications for registration of copyrights, which are or were intended to be used in the Seller's business, including the registration number, country, filing and expiration date of each such copyright.

                   (b) Section 3.12(b) of the Disclosure Schedule identifies all licenses (whether as licensor, licensee or otherwise) and other contracts or commitments to which the Seller is a party or to which the Seller or any of the Seller's assets is otherwise subject relating to any trademarks, trade names, service marks or copyrights (or applications for any thereof), trade secrets or other proprietary Know-How, processes or technology which are or have been used in or cover products that are under development or were under development in connection with the Seller's business.

                   (c) Except as set forth in Section 3.12(c) of the Disclosure Schedule, (i) no claims have been asserted by any person to the use of any such patents, trademarks, trade names, service marks, copyrights or to any trade secrets, technology, Know-How or processes used by the Seller or challenging or questioning the validity or effectiveness of any license or agreement referred to in this Section 3.12, and there is no valid basis for any such claim; (ii) the Seller has not, nor has been alleged to have, infringed upon any patent, trademark, trade name, service mark or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection; (iii) the Seller has not asserted any claim of infringement, misappropriation or misuse against any person; and (iv) the Seller has good and valid title to, or otherwise possesses adequate and exclusive rights to use, all patents, trademarks, trade names, service marks, copyrights, inventions, trade secrets and other proprietary information necessary to permit the Buyer, after the Closing, to conduct the business being acquired hereunder in the same manner as such business has been conducted.

                  (d) Each license agreement, contract or commitment identified in Section 3.12(b) of the Disclosure Schedule is a valid, legally binding obligation of all parties thereto, enforceable against each party thereto in accordance with its terms, and with respect to each such item there is no default (or event which with the giving of notice or lapse of time or both would constitute a default) by any party thereto.

         3.13. Leases.

                  (a) Section 3.13(a) of the Disclosure Schedule constitutes a complete and accurate list of all personal property leases, subleases, concessions, occupancy agreements, conditional sales agreements or other title retention agreements (collectively the "Leases" and individually a "Lease") to which the Seller is a party, as lessor or lessee, in connection with the Seller's business.

                  (b) All Leases are valid and binding on all parties thereto and enforceable against such parties in accordance with their terms, and are in full force and effect; and with respect to each such Lease, there are no existing defaults thereunder (whether or not waived by lessor) and no event has occurred which (whether with or without notice, lapse of time or both, or the happening of any other event) would constitute default thereunder.

                  (c) Except as set forth in Section 3.13(c) of the Disclosure Schedule, all Leases are free and clear of all Liens or other restrictions of any nature whatsoever.

         3.14. Taxes. Except as set forth in Section 3.14 of the Disclosure
Schedule:

                  (a) The Seller has duly and accurately filed or caused to be filed all tax reports and returns (including information returns) required to be filed in connection with the Seller's business for all periods ending on the date hereof and will make all such filings required to be made prior to the Closing Date. The Seller has duly paid, or provided for in accordance with generally accepted accounting principles, consistently applied, all taxes and other charges due or claimed to be due from it to any federal, state, local or foreign taxing authority (including, without limitation, those due in respect of properties, income, franchises, licenses, sales or payrolls), except for taxes being contested in good faith for which adequate reserves have been established.

                  (b) There are no tax liens upon any of the Assets except liens for current taxes not yet due and payable.

                  (c) The Seller has made, for all periods ending on or before the Closing Date, all required declarations of estimated Federal, state, local and foreign income taxes (including, without limitation, those due in respect of properties, income, franchises, licenses, sales or payrolls) and has paid or provided for all taxes as shown on such declarations.

                  (d) There are no facts which exist or have existed which would constitute grounds for the assessment of any tax liability against the Seller or any of the Assets and neither the Internal Revenue Service nor any other taxing authority is now asserting against any of the Assets, nor to the knowledge of the Seller is there threatened, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Seller has not been audited within the past five (5) taxable years.

                  (e) There are no outstanding agreements or waivers binding on the Seller (or the filer of any return of any consolidated group in which the Seller is a member) which extend the statutory period of limitations applicable to any tax return for any period.

                  (f) All taxes and other assessments and levies required to be withheld by the Seller from customers, with respect to sales of goods, or from employees for income taxes, social security taxes, unemployment insurance taxes and the like have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts and held for such purpose, or for which the Seller has or will have adequate cash with which to pay the same.

         3.15. Contracts and Commitments. Except as set forth in Section 3.15 of the Disclosure Schedule:

                  (a) the Seller has no agreements, contracts or commitments, written or oral, which may be material to the Seller's business.

                  (b) no purchase contract or commitment of the Seller with respect to the Seller's business, whether for raw materials, packaging or otherwise, (i) continues for a period of more than three (3) months from the date hereof, (ii) is in excess of the normal, ordinary and usual requirements of the Seller's business, or (iii) is on other than arm's-length terms.

                  (c) the Seller has no outstanding sales contracts, sales commitments or written or binding oral bids with respect to the Seller's business which (i) continue for a period of more than 3 (three) months from the date hereof or (ii) are at prices materially below or above the Seller's usual prices for the same or similar products.

                  (d) the Seller has no outstanding contracts, agreements or arrangements, with respect to the Seller's business which will be binding on Buyer, (i) with any Federal, state, local or foreign government, or any governmental or quasi-governmental agency, board, bureau, authority or commission, or any utility company (other than agreements with utility companies which are common to all comparable users of such utilities), (ii) with any charitable organization, (iii) with any Related Person that are not cancelable by the Seller on notice of not more than thirty (30) days and without liability, penalty or premium, or (iv) providing for the payment of any bonus or commission based on sales or earnings.

                  (e) the Seller is not a party to or bound by any employment agreement or non-competition agreement with respect to the Seller's business which will be binding on Buyer, or any other agreement with respect to the Seller's business which will be binding on the Buyer that contains any severance or termination pay liabilities or obligations.

                  (f) the Seller is not a party to or bound by any collective bargaining or union contracts or agreements or any practices or understandings with any employees which are not embodied in a written collective bargaining or union contract or agreement, complete and accurate copies of which the Seller has heretofore delivered to Buyer.

                  (g) the Seller is not in default nor is there any basis for any valid claim of default under any contract, agreement, commitment or restriction to which it is a party by which any of the Assets or the Seller is bound and no event of default has occurred which (whether with or without the giving of notice, lapse of time, or both, or the happening or occurrence of any other event) would constitute a default thereunder.

                  (h) the Seller has not engaged any consultants.

                  (i) the Seller is not restricted by any agreement, which at any time after the Closing will be binding on the Buyer, from carrying on the Seller's business.

                  (j) the Seller is not obligated to or bound by any agreement with respect to the return of inventory or goods in the possession of wholesalers, distributors, retailers or other customers by reason of alleged overshipments; and, following the Closing, the Buyer will not have any liability with respect to the return of any inventory sold prior to the Closing.

                  (k) the Seller has no debt obligation for borrowed money and at no time after the Closing will any debt obligation be binding on the Buyer or encumber any of the Assets.

                  (l) the Seller has no outstanding loans in connection with the Seller's business to any person.

                  (m) there are no credit cards issued to the Seller or for which the Seller is liable.

                  (n) the Seller has no powers of attorney outstanding (including but not limited to powers of attorney in favor of customs brokers) or any obligations or liabilities (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of any obligation of the Seller with respect to the Seller's business or which will be binding on the Buyer or to which any of the Assets is or will be subject, or in respect of any other person, corporation, partnership, joint venture, association, organization or other entity (including but not limited to customs brokers) with respect to the Seller's business or which will be binding on the Buyer or to which any of the Assets is or will be subject.

                  (o) the Seller is not a party to any barter or countertrade agreement with respect to the Seller's business.

                  (p) the Seller is not a party to any cooperative advertising arrangement with respect to the Seller's business.

                  (q) the Seller has no other contract relating to the Seller's business or the operation thereof which is material to the Seller's business or under which it has any material obligation in respect of the Seller's business.

         3.16. Customers and Suppliers.

                  (a) Section 3.16(a) of the Disclosure Schedule sets forth:

                           (i) an accurate and complete list of the ten largest customers of the Seller, in terms of sales (A) during the fiscal year ended December 31, 1997, and (B) the three months ended March 31, 1998, showing the approximate total sales in dollars to each such customer during each such period;

                           (ii) an accurate and complete list of the ten largest suppliers to the Seller, in terms of purchases during (A) the fiscal year ended December 31, 1997, and (B) the three months ended March 31, 1998, showing the approximate total purchases in dollars from each such supplier during each such period; and

                  (b) Except to the extent set forth in Section 3.16(b) of the Disclosure Schedule, there has not been any material change and there are no facts known to the Seller which indicate that any material adverse change may occur in the business relationship of the Seller with any customer or supplier named in Section 3.16(a) of the Disclosure Schedule, except for any changes which might occur as a result of the Seller selling its business.

                  (c) Except for the customers and suppliers identified by name in Section 3.16(a) of the Disclosure Schedule, the Seller's business has had no customer which accounted for more than 5% of its sales for (i) its fiscal year ended December 31, 1997, or (ii) the three months ended March 31, 1998, or any supplier from which the Seller purchased more than 5% of the goods and services which the Seller's business purchased during each such period. To the best knowledge of the Seller, no supplier had indicated that it intends to cease doing business with the Buyer or materially alter the amount and pricing of the goods delivered to the Buyer as compared to the goods delivered to the Seller, as and when the Buyer becomes the successor in interest of the Seller under their respective agreements.

                  (d) The Seller has not violated any copyright or trademark of any supplier named in Section 3.16(a) of the Disclosure Schedule.

         3.17. Agreements in Full Force and Effect. All contracts, involving potential monthly consideration of more than $10,000 for any one contract or $50,000 in the aggregate for all such contracts, which are required to be disclosed pursuant to Section 3.15 hereof, agreements, plans, leases and licenses which are or will be assumed by or binding on the Buyer or to which any of the Assets is or will be subject, and all insurance policies referred to in
Section 3.18 hereof, are valid and in full force and effect, and the Seller has no reason to believe that any of the same will not continue to be so on the terms and conditions following the Closing except to the extent otherwise expressly provided in this Agreement, without need for any action by the Seller or the Buyer as a result of the Closing, and accurate and complete copies thereof, including amendments thereto, have been heretofore delivered by the Seller to the Buyer.

         3.18. Insurance.

                  (a) Section 3.18(a) of the Disclosure Schedule contains an accurate and complete list of all policies of fire, disability, workers' compensation, products liability, performance bonds and other instruments supporting the performance of the Seller and other forms of insurance owned or held by or beneficially for the Seller which relate to or provide coverage for the Seller's business and the Assets.

                  (b) All such policies are in full force and effect, all premiums with respect thereto covering all periods through the Closing have been or will be paid by the Seller, and no notice of cancellation or termination has been received with respect to any such policy.

                  (c) Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Seller is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of the Seller's business; and, with respect to periods prior to the Closing will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

                  (d) Section 3.18(d) of the Disclosure Schedule describes, with respect to the Seller's business, (i) all risks for which the Seller is self-insured, retentions, umbrella and other insurance coverage and reserves with respect thereto, and the manner in which claims relating thereto are processed and paid, and (ii) the Seller's workers' compensation and unemployment insurance ratings.

                  (e) Except as set forth in Section 3.18(e) of the Disclosure Schedule, (i) the Seller has not been refused any insurance for which it has applied, nor has its coverage for the Seller's business been limited by any insurance carrier to which it has applied for any insurance or with which it has carried such insurance; (ii) since March 31, 1998, neither the amount nor scope of any insurance referred to in Section 3.18(a) of the Disclosure Schedule or premiums therefore has been materially changed; and (iii) the Seller has not been notified of any material adverse change or proposed change in its workers' compensation or unemployment insurance ratings.

         3.19. Labor.

(a) Except to the extent set forth in Section 3.19(a) of the Disclosure
Schedule:

                  (i) there is no labor strike, dispute, grievance, arbitration proceeding, slowdown or stoppage, or charge of unfair labor practice actually pending or, to the Seller's knowledge, threatened against or affecting the Seller's business;

                  (ii) no labor union representation question exists respecting employees of the Seller or respecting the performance of work for the Seller;

                  (iii) the Seller has not, during the five-year period prior to the date hereof, experienced any material work stoppage or other material labor difficulty;

                  (iv) there are no charges or complaints of discrimination pending before the Equal Employment Opportunity Commission or any state or local agency with respect to the Seller's business;

                  (v) the Seller is not engaged in any material unfair labor practice, nor at any time during the past five years has any material unfair labor practice complaint against the Seller been filed with or, to the Seller's knowledge, threatened to be filed by any employee with, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor or any agency or instrumentality of any state or local government; and

                  (vi) no collective bargaining agreement covering employees of the Seller restricts the Seller or any successor to the Seller's business from relocating or closing any of the facilities or operations of the Seller's business.

                  (b) As of the date hereof, to the knowledge of the Seller, no current employee of the Seller having management or significant operational responsibilities, and no other employees of the Seller constituting in the aggregate more than 10% of the Seller's current workforce, has or have indicated an intention to not be available for employment by the Buyer after the Closing on substantially the same terms as those pertaining to his or her current employment.

                  (c) The Seller is not party to any agreement with any employee
(i) the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller of the nature of any of the transactions contemplated by this Agreement or (ii) providing severance benefits in excess of those generally available under the Seller's severance policies as in effect on the date hereof, or which are conditioned upon a change of control, after the termination of employment of such employees regardless of the reason for such termination of employment.

         3.20. Litigation, Judgments, Decrees. Except as set forth in Section
3.20 of the Disclosure Schedule, there has not been at any time, nor is there currently, any claim, action, suit, inquiry, proceeding or investigation of any nature whatsoever (including, but not limited to, products liability), at law or in equity or both, by or before any domestic or foreign court or governmental or other regulatory or administrative agency, arbitration tribunal, board, bureau, authority or commission pending or, to the best knowledge, after due inquiry, of the Seller, threatened against or involving the Seller or any of the Assets, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby; and, there is no valid basis for any such action, suit, inquiry, proceeding or investigation. The Seller is not subject to any judgment, order or decree (i) which may have an adverse effect on the Seller's business practices or on the Seller's ability to acquire any property or conduct its business in any area or (ii) is or will be binding on Buyer.

         3.21. No Condemnation or Expropriation. Neither the whole nor any portion of the Assets is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any domestic or foreign public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking, to the Seller's knowledge, been proposed.

         3.22. Consents and Approvals of Governmental Authorities and Others. Except as set forth in Section 3.22 of the Disclosure Schedule, no consent, approval, authorization, order or other action of, or declaration, filing or registration with, or the giving of notice to, any domestic or foreign governmental or regulatory authority or any other person or entity is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

         3.23. Employee Benefit Plans; Pension Plans.

                  (a) Except as set forth in Section 3.23(a) of the Disclosure Schedule, the Seller has no bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, phantom stock, medical, post-retirement medical or any other employee benefit plan, arrangement or practice, whether written or unwritten (an "Employee Benefit Plan"). True copies of each written Employee Benefit Plan and an accurate and complete written description of each oral Employee Benefit Plan have been heretofore delivered by the Seller to Buyer. Section 3.23(a) of the Disclosure Schedule sets forth the annual amounts paid or accrued in connection with each Employee Benefit Plan since December 31, 1995, and an estimate of the amounts payable or accruable in connection therewith through March 31, 1998, to the extent such amounts are presently fixed or determinable. The Annual Financial Statements accurately and completely reflect accruals of all amounts accrued but unpaid under the Employee Benefit Plans as of the respective dates thereof. The Seller has made no commitment, whether formal or informal and whether legally binding or not, to create any additional such plan or arrangement.

                  (b) Included in Section 3.23(b) of the Disclosure Schedule is a list of each "employee pension benefit plan" in the meaning of the Employee Retirement Income Security Act of 1974 and the regulations thereunder ("ERISA"), maintained or contributed to by the Seller (the "Pension Plans") and, no Pension Plan is a "multi-employer plan" within the meaning of ERISA. There has been no "prohibited transaction," to which the Seller or any of the Seller's officers have been a party, within the meaning of Section 4975 of the Internal Revenue Code of 1986 (the "Code"), or Section 406 of ERISA, with respect to any Pension Plan which might subject any such plan or related trust, or any trustee or administrator thereof, or the Seller to the tax or penalty imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA. Except as set forth in Section 3.24(b) of the Disclosure Schedule, each of the Pension Plans is and has been in material compliance with the applicable provisions of ERISA and the Code.

         The present value of all accrued benefits, whether vested or not, under the Pension Plans subject to Title IV of ERISA do not exceed the value of the assets of such plans allocable to such accrued benefits. Except as set forth in
Section 3.23(b) of the Disclosure Schedule, none of the Pension Plans subject to Title IV of ERISA has, since December 31, 1995, been completely or partially terminated, nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any such plan since the effective date of said Section 4043(b). None of the Pension Plans or trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of said Section 412.

                  (c) Section 3.23(c) of the Disclosure Schedule is a list of all "employee welfare benefit plans," within the meaning of ERISA, whether or not insured, maintained by either the Seller ("Welfare Plans"). Except as set forth in Section 3.23(c) of the Disclosure Schedule, each Welfare Plan is and has been in material compliance with the applicable provisions of ERISA and the Code. The Seller has complied in all material respects with all of its respective obligations, if any, including the making of all required contributions, under each of the Welfare Plans.

         3.24. Brokers and Finders. No person has been authorized by the Seller, or by anyone acting on its behalf, or its respective shareholders, officers, directors or employees, to act as a broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement.

         3.25. Personnel. Section 3.25 of the Disclosure Schedule sets forth an accurate and complete list of:

                  (a) the names and current salaries of each of the Seller's employees; and

                  (b) the customary increases on a periodic basis in the compensation of each of the foregoing or any increases required by any agreement or understanding with each of the foregoing.

         3.26. Accuracy of Representations and Documents. No representation or warranty made by the Seller in this Agreement or in the Disclosure Schedule hereto (which is an integral part hereof) nor any statement, certificate or other document furnished as an exhibit hereto, or any other document furnished by the Seller to the Buyer or any of its representatives in connection with this Agreement is, or will be when so furnished, false or misleading in any material respect or contains any material misstatement of fact or omits to state any fact necessary to be stated make the statements made in any such representation or warranty false or misleading in any material respect; provided, that with respect to financial statements or other data which speaks as of a specific date, the foregoing shall relate as to the specified date thereof (for example, a balance sheet dated as of a specified date shall not be false or misleading in any material respect or contain any material misstatement of fact or omit to state a necessary fact as of such specified date).

         3.27. Distinct Entity. Other than as set forth in Section 3.27 of the Disclosure Schedule, the Seller does not share any personnel or assets with affiliates of any third party.

         3.28. Hart-Scott-Rodino. The Seller shall deliver a certificate of an officer of the Seller certifying the revenue of the Seller in calendar year 1997 ("1997 Revenue") and the assets and liabilities of the Seller as of the date of the Seller's most recent regularly prepared balance sheet (the "Recent Asset Value"). There is no single stockholder of the Seller that holds more than 50% of the Seller's outstanding equity or equity with general voting rights. Neither the 1997 Revenue nor the Recent Asset Value are of such a level as to require a filing under the Hart-Scott

Rodino Anti-Trust Improvement Act of 1976, as amended (the "HSR Act") or any other similar laws as a result of the transactions contemplated by this Agreement.

         3.29. Books and Records. The books and records pertaining to the business of the Seller delivered or made available to the Buyer and its representatives for review are complete and correct in all material respects and have been maintained in a manner that is adequate to the needs of the business of the Seller and customary in the industry in which the Seller operates.

         3.30. Small Business Set-Asides. Listed on Section 3.30 of the Disclosure Schedule are those customer accounts of the Seller which have been designated by an appropriate governmental authority as a "small business set-aside" contract (as such term is defined in 15 U.S.C.A. 644, Commerce and Trade).

         3.31. Waste Treatment, Storage. Set forth in Section 3.31 of the Disclosure Schedule, is a complete and accurate list of (a) locations (identified by address, owner/operator, type of facility, type of waste, and period of time the facility was used) to which the Seller transported, or caused to be transported, allowed or arranged for any third party to transport during the three years preceding the date hereof, any type of waste material, generated by the Seller's customers or the Seller, for storage, treatment, burning, recycling or disposal, and (b) storage, treatment, burning, recycling or disposal activities which the Seller has undertaken during the three years preceding the date hereof, at locations then or presently owned or occupied by the Seller (such list to include property address, nature of the Seller's interest in property, current owner of the property, nature of the activity conducted at such location, type and form of waste, estimated volume of waste disposal on or in ground, and period of time the activity was conducted). There are no liabilities or obligations of, or claim or proceeding asserted against, the Seller or the Assets that would constitute environmental liabilities, and there exist no facts or circumstances that would form the basis for any liability or obligation of, or claim or proceeding which may be asserted against, the Seller or the Assets and would constitute an environmental liability.

         3.32. Remedial Action Notices Received. The Seller has not received, actually or constructively, any written or, to the knowledge of the Seller, oral notification (including requests for information directed to the Seller) from any governmental agency or any other person claiming to be a past or present owner or operator of a waste storage, treatment or disposal facility or otherwise liable for such response costs at such a facility, asserting that any Seller is or may be a "potentially responsible person" or otherwise liable with respect to a remedial action or the payment of response costs at such a facility, pursuant to the provisions of CERCLA.

         3.33. Investment Representations. (a) The Seller has (i) received from the Buyer copies of (a) the Annual Report to shareholders of KTI for the fiscal year ended December 31, 1997, (b) KTI's definitive proxy statement dated March 28, 1998 for its 1998 meeting of shareholders, and (c) KTI's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 and (ii) had the opportunity to ask questions of and receive answers from the Buyer and KTI concerning the terms and conditions of this Agreement and to obtain from the Buyer and KTI any additional information that the Buyer or KTI possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information described in the preceding clause (i).

                  (b) The Seller will hold the shares of KTI Common Stock and the Note received by it hereunder for investment only and not with a view toward, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws. The Seller acknowledges that the shares of KTI Common Stock and the Note are not presently registered under the 1933 Act or under any state securities laws.

                  (c) The Seller is an "accredited investor" as that term is defined under Regulation D under the 1933 Act and has such knowledge or experience in financial and business matters that it is capable of evaluating the merits and risks of engaging in the transactions described in this Agreement, including without limitation its acquisition of KTI Common Stock and the Note.

                  (d) The Seller represents and warrants that the KTI Common Stock and the Note being acquired will be acquired for the Seller's own account and will not be sold or otherwise disposed of except pursuant to (i) an exemption from the registration requirements under the 1933 Act, which does not require the filing by KTI with the Securities and Exchange Commission (the "Commission") of any registration statement, offering circular or other document, in which case the Seller shall first supply to KTI an opinion of counsel (which opinion and counsel shall be satisfactory to KTI) that such exemption or exclusion is available, or (ii) a registration statement filed by KTI with the Commission under the 1933 Act pursuant to the terms of the Registration Rights Agreement.

                  (e) The Seller agrees that the certificates for the KTI Common Stock and the Note received shall bear the following legend:

                           The Securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws, and may not be transferred or disposed of by the holder without compliance with said registration requirements or an exemption from such registration requirements.

and that KTI may place stop transfer orders with its transfer agents with respect to such certificates for the purpose of enforcing such restrictions on transfer.

4. Representations and Warranties of the Buyer.

The Buyer represents and warrants to the Seller as follows:

         4.1. Corporate Organization, Etc. The Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets as and in the places where such business is now conducted and where such properties and assets are now owned, leased or operated.

         4.2. Authorization, Etc. The Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement is valid and binding upon the Buyer, enforceable in accordance with its terms.

         4.3. No Violation. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby by the Buyer will violate any provisions of the Certificate of Incorporation of the Buyer, or be in conflict with, or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or result in the termination or invalidity of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which the Buyer is a party or by which the Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         4.4. Securities Exchange Act of 1934. KTI has previously furnished the Seller with true and complete copies of (i) the KTI 1998 Annual Report (the "KTI 1998 Annual Report"), as filed with the Securities and Exchange Commission (the "Commission"), (ii) the annual report to shareholders of KTI for the year ended December 31, 1997, (iii) the KTI Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "KTI Quarterly Report"), (iv) all of its Current Reports on Form 8-K filed subsequent to December 31, 1997, and (v) proxy statements relating to all meetings of its stockholders (whether annual or special) since December 31, 1997 (collectively, the "KTI SEC Filings"). As of their respective dates, the KTI SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of KTI included or incorporated by reference in the KTI 1998 Annual Report and the KTI Quarterly Report, respectively, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of KTI and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended.

5.       Certain Covenants and Agreements.

         5.1. Full Access. The Seller agrees, without in any way detracting from its representations, warranties and agreements set forth in this Agreement, to afford the Buyer and its counsel, accountants and other representatives, after the date hereof, full access during normal business hours to its plants, offices, warehouses, properties, employees (with the prior approval of any of Messrs. John Gaccione, Joseph Gaccione or Fred Petrone), counsel, accountants and other representatives, books and records, including accountant's workpapers, in order that the Buyer may have full opportunity to make such investigations as it shall desire to make of the affairs of the Seller. The Seller agrees to furnish to the Buyer additional financial and operating data and other information, including that portion of the Seller's tax returns that relate to the Seller's business, as the Buyer shall from time to time reasonably request. In addition to the foregoing, the Seller shall provide all authorizations requested by the Buyer to permit Olympic Insurance Associates, Inc. to contact the carriers of the insurance policies to be assigned to the Buyer pursuant to this Agreement to obtain all necessary assurances that such insurance carriers will accept the assignment of such policies to the Buyer pursuant to the terms of this Agreement.

         5.2. Consents. The Seller agrees to obtain, at the Seller's expense, prior to the Closing, all consents necessary to consummate the transactions contemplated hereby in accordance with the terms hereof including, without limitation, the consents set forth in Section 3.22 of the Disclosure Schedule. All such consents will be in writing and executed counterparts thereof will be delivered to the Buyer at or prior to the Closing. The Buyer agrees to cooperate with the Seller in its efforts to obtain such consents.

         5.3. Licenses and Permits. At the Closing the Seller shall assign any and all Federal, state, county and local licenses and permits necessary for the operation of the Seller's business to the extent the same may be assigned, and shall cooperate with the Buyer and assist the Buyer in obtaining any other licenses or permits that are not assignable or that are necessary for the Buyer to continue to operate the Seller's business, including, without limitation, an application to the State of New Jersey for a transfer of the Seller's permit to operate the Facility] The Buyer and the Seller shall prepare an application for the transfer of such permit and shall file such application immediately upon the execution of this Agreement.

         5.4. Notice of Claims and Investigations. Each party will immediately give notice to the other of, and confer with the other with respect to, any claims, investigations by governmental authorities or threatened litigation relating to the transactions contemplated by this Agreement.

         5.5. No Solicitation or Negotiation of Other Offers. The Seller agrees that from the date hereof through the Closing Date neither it nor any of its officers, directors, employees, representatives or agents, acting on behalf of the Seller, shall pursue, encourage or solicit any inquiries or proposals by, or engage in any discussions or negotiations with, any person concerning any merger with the Seller, any purchase of shares of stock of the Seller, or any other exchange, consolidation, assets or stock acquisition or disposition or tender offer or any other takeover or change in control transaction involving the Seller, and the Seller will promptly communicate to the Buyer the substance of any inquiry or proposal concerning any such transaction which it may receive.

         5.6. Press Releases. Without the written consent of the other party, which shall not be unreasonably withheld, each of the parties hereto agrees not to make any public announcements or press releases regarding the transactions contemplated hereby until such transactions are consummated; provided that, notwithstanding the foregoing, KTI shall have the right to issue a press release and file a report on Form 8-K disclosing the transaction contemplated by this Agreement to the extent that it believes such disclosure is required by law.

         5.7. Consummation of Transactions. Each of the parties agrees to use its best efforts to bring about the satisfaction of the conditions required to be performed, fulfilled or complied with by it hereunder and to take or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the appropriate party will take all such necessary action, including without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party or parties for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

         5.8. Post-Closing Cooperation. After the Closing, the Buyer and the Seller shall cooperate fully with each other and shall make available to each other and to any taxing authority all information, records or documents reasonably requested in connection with the preparation of any tax returns or in connection with any tax liability of the Seller with respect to any period prior to the Closing, and otherwise in connection with matters, such as but not limited to litigation and personnel matters, involved in the transition of the ownership and operation of the Seller's business from the Seller to the Buyer.

         5.9. Risk of Loss. Prior to the Closing, the risk of loss or damage to, or destruction of, any or all of the Seller's business or any or all of the Assets shall remain with the Seller.

         5.10. Outstanding Checks and Accrued Employee Benefits. The Seller represents, warrants and agrees that it has or will have sufficient cash in banks to cover all of its unpaid checks which shall have been issued to third parties on or prior to the Closing Date. The Seller agrees that it will prepare a schedule of all Accrued Employee Benefits, listing the name of each employee entitled to such benefits, the type of benefits to which such employee is entitled and the dollar amount of such benefits (as updated through and including the Closing Date, the aggregate amount thereof, the "Accrued Employee Benefits Amount"). The Seller hereby agrees to continually update such schedule through and including the Closing Date.

         5.11. Post-Closing Authority. The Seller hereby constitutes and appoints the Buyer, its successors and assigns, effective as of the Closing, the true and lawful attorney or attorneys of the Seller, with full power of substitution, in the name of the Buyer or in the name of the Seller, but by and on behalf of and for the sole benefit of Buyer, its successors and assigns, to demand and receive from time to time any and all of the Assets, and from time to time to institute and prosecute, in the name of the Seller or otherwise, any and all proceedings at law, in equity or otherwise which the Buyer or its successors or assigns may deem necessary or desirable in order to receive, collect, assert or enforce any right, title, benefit or interest of any kind in or to the Assets, and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as the Buyer or its successors or assigns shall deem advisable. Without limiting the foregoing, the Seller hereby authorizes any officer of the Buyer to endorse or assign any instrument, contract or chattel paper relating to the Assets. The Seller agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall, if the Closing occurs, be irrevocable by the Seller and such appointment and powers will not be revoked by its dissolution or in any manner or for any reason.

         5.12. Non-Competition and Nondisclosure.

                  (a) For a period of six years from the Closing Date (the "Term"), the Seller will not, directly or indirectly, without the prior written consent of the Buyer, become associated with, render services to, become a partner in, become the proprietor of, invest in, represent, advise or otherwise participate in (other than stock interests in each case not in excess of 5 %, in securities of publicly held and traded companies), any business, firm, partnership, individual, corporation, joint venture or other entity which engages in any business similar to that heretofore engaged in by the Seller within 600 miles of the Seller's principal place of business.

                  (b) The Seller agrees and will cause its officers and principal shareholders to agree that, unless duly authorized in writing by the Buyer, or required by law, it and they will not at any time reveal, divulge or make known to any person (other than the Buyer or any affiliate of the Buyer) any confidential or proprietary data or information relating to the Seller's business for the period commencing on the Closing Date and terminating on the six year anniversary of the Closing Date. The term "confidential or proprietary data or information" as used in this Agreement shall include, without limitation, personnel information, customer lists, supplier lists, trade secrets, computer data and programs, and costing and advertising data and all Know-How.

                  (c) The Seller agrees that it will not and will cause its officers and principal shareholders to agree that they will not, during the Term, whether for its own account or for the account of any other person, interfere with Buyer's relationship with any supplier to or customer (other than the Seller or the Seller's affiliates) of the Seller's business or any employee who shall be employed by the Buyer in connection with the Seller's business.

                  (d) The Seller recognizes that its breach or threatened breach of any of the provisions of this Section would cause irreparable injury and that the remedy at law may be inadequate. The Seller agrees and will cause its officers and principal shareholders to agree that in the event of any such breach or threatened breach the Buyer or any of its affiliates, in addition to all other rights and remedies at law or in equity as may exist in its favor, shall have the right to obtain temporary and permanent injunctive relief, without the necessity of proving actual damage, restraining the Seller, and any business, firm, partnership, individual, corporation or entity with which it is associated, from any act which would violate any of the above provisions. To the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit and without notice.

                  (e) If any of the covenants contained in this Section is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration or area of such provision to the extent necessary to render such provision valid and enforceable and, in its reduced form, said provision shall then be valid and enforceable.

         5.13. Change of Name. Within ten (10) days following the date hereof, each of Gaccione Bros. and PGC shall file an amendment to their certificate of incorporation changing their names to a name which is not confusingly similar to their present names and thereafter, shall cease and desist from using such names or any names confusingly similar thereto in connection with their ongoing business, if any.

         5.14. Income Taxes. The Buyer does not assume any liability or obligations for income taxes accrued and not paid for any period prior to the Closing Date or any penalties or interest in relation thereto.

         5.15. Employees. The Buyer shall have the right to offer employment to all or any portion of the employees of the Seller that are employed exclusively in connection with the Seller's business prior to, on, or after the date hereof, on such terms and conditions determined by the Buyer in its sole discretion.

         5.16. Supplements to Disclosure Schedule; Notice and Cure. (a) From time to time prior to the Closing, the Seller and the Buyer will promptly supplement or amend the Disclosure Schedule relating to their respective representations and warranties in this Agreement with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in their respective Disclosure Schedule or would otherwise have given rise to a breach of any representations or warranties herein. No supplement or amendment by either party shall be deemed to cure (or affect the rights of any party with respect to) any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Article 7 or Article 8 hereof.

                  (b) Each of the Seller and the Buyer shall inform the other in writing of, and contemporaneously with such notice will provide to the other reasonable details (and other information reasonably requested) concerning, any event, transaction or circumstances occurring after the date hereof that causes any of its covenants or agreements under this Agreement to be breached.

6. Conduct of the Seller's Business Pending the Closing. From the date hereof until the Closing, and except as otherwise expressly consented to or approved by the Buyer in writing:

         6.1. Regular Course of Business.

                  (a) The Seller agrees to carry on the Seller's business in substantially the same manner as heretofore conducted, and the Seller will not institute or effect any new methods of manufacture, management, accounting or operation or engage in any transaction or activity, enter into any lease or other agreement or make any purchase, sale or commitment of any nature, except in the ordinary and usual course of business and consistent with past practice. The Seller agrees to use all reasonable efforts, consistent with its past practices, to promote the Seller's business, to maintain the goodwill and reputation associated with the Seller's business and shall not take or omit to take any action which causes, or which in the Seller's reasonable judgment is likely to cause, any deterioration of the Seller's present business or relationships with suppliers or customers.

                  (b) The Seller agrees to maintain the Assets in substantially the same condition and repair as such Assets are maintained as of the date hereof, ordinary wear and tear excepted, and to take all reasonable steps necessary to maintain and protect the intangible assets included in the Assets.

                  (c) The Seller will not, without the Buyer's prior written consent, modify or amend any material contract.

         6.2. Subsidiaries. The Seller agrees not to organize any subsidiary, acquire any capital stock or other securities of any corporation or acquire any equity, ownership or other interest in any business that in any way might significantly and adversely impact on the Seller's business.

         6.3. Organization. The Seller agrees to use its best efforts to keep available to the Buyer all of its employees and preserve for the Buyer its relationships with licensors, suppliers, distributors, customers and others having business relations with the Seller.

         6.4. Certain Changes. The Seller agrees that it will not, after the date of this Agreement:

                  (a) except as set forth in Section 6.4 of the Disclosure Schedule, borrow or agree to borrow any funds or incur or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute, accrued, contingent or otherwise);

                  (b) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction of such liabilities or obligations incurred in the ordinary and usual course of business and consistent with past practice;

                  (c) permit or allow any of the Assets to be subjected to any Lien, except for those Liens set forth in Section 3.10 of the Disclosure Schedule;

                  (d) except in accordance with past practice and in the ordinary and usual course of business, write down the value of any inventory;

                  (e) waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of the Assets, except in the ordinary and usual course of business and consistent with past practice;

                  (f) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, service mark or copyright used in the conduct of the Seller's business, or dispose of or disclose to any person other than the Buyer or its representatives, any designs in process or similar information not theretofore a matter of public knowledge;

                  (g) grant any increase in the compensation of any key employee (other than any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment disclosed herein);

                  (h) make any capital expenditures or commitment for repairs or additions to property, plant, equipment or intangible capital assets in excess of $25,000.00 without the prior written consent of the Buyer;

                  (i) pay, loan, distribute or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with any Related Person, except for compensation and payments due pursuant to the terms of agreements scheduled in Section 6.4 of the Disclosure Schedule, at rates not exceeding the rates of compensation paid as of the date hereof;

                  (j) declare or pay any dividend or other distribution on, or incur any liability to make any other payment in respect of, capital stock of any shareholder of the Seller;

                  (k) make any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any capital stock of any shareholder of the Seller, or of any warrant, option or other right to acquire such capital stock, or any other payment or distribution made in respect thereof;

                  (l) fail to maintain its books, accounts and records in the usual, regular and ordinary manner and in accordance with generally accepted accounting principles consistently applied;

                  (m) except for endorsement for payment of checks made payable to the Seller, grant or extend any power of attorney or act as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity;

                  (n) maintain the Seller's assets and the quality of the Seller's services to the Seller's customers to the same extent to which such assets and services have been maintained to date; and

                  (o) conduct its business other than in the ordinary and usual course consistent with past practice, except as otherwise contemplated by this Agreement.

         6.5. Insurance; Property. The Seller will continue to insure all of its property, real, personal and mixed, tangible and intangible, which is owned or leased by it, against all ordinary and insurable risks in the amounts and coverages applicable to such property as in effect on the date hereof.

         6.6. No Default. The Seller will not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any material contract or commitment with respect to its business.

         6.7. Compliance with Laws. The Seller will duly comply in all material respects with all laws applicable to it and its properties, operations, business and employees.

         6.8. Representations and Warranties. The Seller will not take any actions or allow anything to occur which would cause any of the representations or warranties made herein to be untrue on, at, and as of the Closing Date or during the Interim Period.

7. Conditions to the Obligations of the Seller.

The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Seller:

         7.1. Representations and Warranties True. The representations and warranties of the Buyer contained in this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing as though such representations and warranties were being made at and as of the Closing Date, and except for changes expressly permitted or contemplated by the terms of this Agreement.

         7.2. Performance. The Buyer shall have performed, fulfilled and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed, fulfilled or complied with by it on or prior to the Closing Date.

         7.3. No Proceeding, Litigation, Injunction. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall have been instituted which arises out of or relates to this Agreement or the transactions contemplated hereby or seeks to obtain substantial damages in respect thereof, and, on the Closing Date, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

         7.4. Buyer's Officer's Certificates.

                  (a) The Buyer shall have furnished the Seller with certificates dated the Closing Date (i) confirming its performance of and compliance with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, and
(ii) confirming that, except for changes expressly permitted by this Agreement, the representations and warranties made by it in this Agreement are true, complete and accurate in all material respects at and as of the date of the Closing as though such representations and warranties were made at and as of such date.

                  (b) The Buyer shall have furnished the Seller with (i) a copy of its Certificate of Incorporation, certified by the Secretary of State of Delaware, (ii) a certified copy of resolutions adopted by the Board of Directors of the Buyer approving the execution and delivery of this Agreement and related documents and the consummation of the transaction contemplated hereunder; and
(iii) a Certificate of Incumbency setting forth the officers of the Buyer.

         7.5. Employment Agreements.

                  (a) The Buyer shall have executed and delivered employment agreements with each of Messrs. Joseph Gaccione and John Gaccione in substantially the form of Exhibits D and E, respectively, attached hereto.

                  (b) The Buyer shall have executed and delivered employment agreement with each of Messrs. Peter Gaccione and Ralph Gaccione, Jr. in substantially the form of Exhibits F and G, respectively, attached hereto.

                  (c) The Buyer shall have executed and delivered an employment agreement with Mr. Fred Petrone in substantially the form of Exhibits H, attached hereto.

         7.6. Registration Rights Agreement. KTI shall have executed and delivered the Registration Rights Agreement.

         7.7. Note and Guarantee. The Buyer shall have executed and delivered the Note and KTI shall have executed and delivered the Guarantee.

         7.8. Additional Documents. The Buyer shall have delivered to the Seller such other documents, instruments and certificates as shall be reasonably requested by the Seller for the purpose of effecting the transactions provided for and contemplated by this Agreement.

8. Conditions to the Obligations of Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Buyer:

         8.1. Representations and Warranties True. The representations and warranties of the Seller contained in this Agreement including the Disclosure Schedule attached hereto, shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were being made at and as of the Closing Date (except that representations and warranties which refer to conditions existing on a specific date, such as representations and warranties regarding the Financial Statements, shall continue to refer to that date) and except for changes expressly permitted or contemplated by the terms of this Agreement.

         8.2. Performance.

                  (a) The Seller shall have performed, fulfilled and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed, fulfilled or complied with by them on or prior to the Closing, including delivery to the Buyer of all of the Assets through appropriate instruments of conveyance and, for any assets which have title documents or are registered, the necessary transfer of title or registration documents executed by all parties necessary to the transfer of such title or registration with all necessary transfer stamps attached.

                  (b) All of the consents of third parties listed on Section
3.24 of the Disclosure Schedule hereto shall have been obtained.

         8.3. No Proceeding. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall have been instituted or threatened which arises out of or relates to this Agreement or the transactions contemplated hereby or seeks to obtain substantial damages in respect thereof, and, on the Closing Date, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

         8.4. Seller's Officers' Certificates. The Seller will have furnished the Buyer with the following certificates:

                  (a) a certificate of a duly authorized officer of the Seller dated as of the Closing Date (i) confirming its performance of and compliance with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, and (ii) confirming that, except for changes expressly permitted by this Agreement, the representations and warranties made by it in this Agreement are in all material respects true, complete and accurate at and as of the Closing Date as though such representations and warranties were made at and as of such date (except that representations and warranties which refer to conditions existing on a specific date shall continue to refer to that date);

                  (b) long-form certificates dated as of a date or dates reasonably close to the Closing Date of the appropriate officials of the jurisdictions set forth in Section 3.1 or listed in Section 3.1 of the Disclosure Schedule, as to the good standing of the Seller in such jurisdictions and its payment of taxes and filing of required reports in those jurisdictions; and

                  (c) (i) a copy of the corporate charter of the Seller, with all amendments, certified by the Secretary of State of New Jersey; (ii) a copy of the By-Laws of the Seller, with all amendments, certified by the Secretary of the Seller; (iii) certified copies of minutes of action taken by the Board of Directors of the Seller, approving the execution and delivery of this Agreement and related documents and the consummation of the transaction contemplated hereunder; and (iv) a Certificate of Incumbency setting forth the officers and directors of the Seller.

         8.5. Material Change. The Seller shall not, after March 31, 1998, have suffered any material and adverse change or damage or loss by theft, casualty or otherwise, whether or not insured against by the Seller, in its business or in its financial condition, the Assets (taken as a whole), liabilities (absolute, accrued, contingent or otherwise) or operations.

         8.6. Certification of Non-Foreign Status. The Seller shall have delivered to the Buyer a certificate of non-foreign status in substantially the form of Exhibit I annexed hereto.

         8.7. Due Diligence. The due diligence performed by representatives of the Buyer in connection with the transactions provided for and contemplated hereby, shall be satisfactory to the Buyer in all material respects, including satisfactory environmental audits. Buyer shall have received a Phase I Environmental Report with respect to all real property owned or leased by the Seller, which shall be satisfactory to the Buyer and Lender (as hereinafter defined), in Buyer's sole discretion and which shall be at Buyer's cost.


         8.8. Proxy Statement and Shareholders' Meeting. The Seller shall deliver an opinion of legal counsel, satisfactory to the Buyer in form and substance that the Seller has no obligation to obtain stockholder approval of this Agreement and the sale of the Assets and all actions contemplated hereby or, alternately, an officer's certificate stating that all necessary approvals have been received.

         8.9. Employment Agreements. Messrs. Joseph Gaccione, John Gaccione, Peter Gaccione, Ralph Gaccione, Jr. and Fred Petrone shall have executed and delivered their employment agreements with the Buyer in substantially the form of Exhibits D, E, F, G and H, respectively, attached hereto.

         8.10. Additional Documents. The Seller shall have delivered to the Buyer such other documents, instruments and certificates as shall be reasonably requested by the Buyer for the purpose of effecting the transactions provided for and contemplated by this Agreement.

         8.11. Atlantic. The Buyer (or an affiliate thereof) shall have consummated and closed the purchase of substantially all the assets of Atlantic.

         8.12. Assignment of Insurance Policies. The Buyer shall have received a "broker of record" designation naming Olympic Insurance Associates, Inc. as agent of record for all Assigned Insurance Policies, and all such Assigned Insurance Policies shall have been assigned to the Buyer.

         8.13. Amendment to 401(k) Plan. The Seller shall have amended its 401(k) plan or plans, if any, which are to continue from and after the Closing Date so that the provisions of such 401(k) plan or plans match the provisions of KTI's 401(k) plan to the satisfaction of the Buyer.

         8.14. Termination of Security Interests. The Buyer shall have received a termination of any security agreement and related UCC-3 Termination Statements with respect to each of the loans of the Seller described in Section 8.16 of the Disclosure Schedule.

9.       Survival of Representations and Warranties; Indemnification.

         9.1. Survival of Representations. Notwithstanding any investigation at any time made by or on behalf of any party hereto, all representations and warranties contained in this Agreement shall survive the Closing and continue thereafter until the earlier to occur of fifth anniversary of the date of this Agreement or the applicable statute of limitations for the type of action relating to such claim; provided, that in the event a claim has arisen which would be indemnifiable under this Agreement prior to the expiration of the appropriate statue of limitations or fifth anniversary of the last day of the Annual Period as applicable, the appropriate representations and warranties contained in this Agreement respecting, but only as respects, such claim shall survive until the resolution of such claim.

         9.2. Statements as Representations and Warranties. All statements contained herein, in the Disclosure Schedule, or in any other schedule, certificate, list or other document delivered or to be delivered pursuant to this Agreement shall be deemed representations and warranties as such terms are used in this Agreement and any material misstatement or omission in any thereof shall be deemed a breach of a representation or warranty hereunder.

         9.3. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party.


         9.4. Buyer's Indemnity. The Buyer agrees to defend, indemnify and hold harmless the Seller from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, assessments, deficiencies, taxes, costs and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and expenses, asserted against, imposed upon or paid, incurred or suffered by the Seller ("Seller's Adverse Consequences") as a result of, arising from, in connection with or incident to
(i) any breach or inaccuracy of any representation or warranty of the Buyer contained in this Agreement, (ii) any breach of any covenant or agreement of the Buyer contained in this Agreement or (iii) any event which arises from the operation of the business conducted by the Buyer from and after the Closing Date which was caused by the action of the Buyer.

9.5. The Seller's Indemnity.

The Seller agrees to defend, indemnify and hold harmless the Buyer from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, assessments, deficiencies, taxes, costs and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and expenses, asserted against, imposed upon or paid, incurred or suffered by Buyer ("Buyer's Adverse Consequences"):

                  (i) as a result of, arising from, in connection with or incident to (A) any breach or inaccuracy of any representation or warranty of the Seller in this Agreement or in any Instrument of Conveyance, or (B) any breach of any covenant or agreement of the Seller contained in this Agreement or in any Instrument of Conveyance;

                  (ii) as a result of, or with respect to, any and all obligations or liabilities of the Seller, whether known or unknown, asserted or unasserted, contingent or otherwise including, without limitation of the foregoing, any Accrued Employee Benefits which were not listed on the schedule of Accrued Employee Benefits as of the Closing Date;

                  (iii) arising out of any acts, events or circumstances by the Seller prior to Closing Date including, without limitation, any environmental matters;

                  (iv) due to any failure to have obtained any certificate of occupancy, building permit, land use permit and other similar governmental permit or license required to have been obtained prior to the Closing with respect to the property subject to the Passaic Lease;

                  (v) due to, with respect to any governmental permit or license needed to conduct the business to be conducted by the Buyer with the Assets in the manner such business was conducted by the Seller immediately prior to Closing, including, without limitation, any such permit or license not presently possessed by the Seller (collectively, the "Required Permits"), any failure by the parties to have obtained prior to Closing a consent to the transfer to the Buyer of such Required Permit or, if any such Required Permit may not be transferred to the Buyer, the failure by the Buyer to obtain or have on or after the Closing a newly issued governmental permit or license in its own name and covering the same properties or activities as are or would have been covered by the Required Permit;

                  (vi) resulting from any liability of the Seller which is not an Assumed Obligation; and

                  (vii) due to any failure of the Seller to have qualified to do business in any state prior to the Closing Date.

Notwithstanding the foregoing, the Seller shall have no indemnification obligation under this Section 9.5 until Buyer's Adverse Consequences are in excess of $20,000.

         9.6. Successors to the Seller. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to, the Seller shall not affect in any manner the obligations of the Seller pursuant to this Section or any other term or provision of this Agreement, and the Seller covenants and agrees to make adequate provision for its liabilities and obligations hereunder in the event of any such transaction.

         9.7. Indemnity Procedure.

                  (a) A party agreeing to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party claiming indemnity is referred to herein as the "Indemnified Party".

                  (b) An Indemnified Party under this Agreement shall give prompt written notice to the Indemnifying Party of any liability, which might give rise to a claim for indemnity under this Agreement. As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall have the right, exercisable by notifying the Indemnified Party within twenty days after receipt of such notice from the Indemnified Party, to assume the entire control of the defense, compromise or settlement thereof, all at the Indemnifying Party's expense including employment of counsel, and in connection therewith the Indemnified Party shall cooperate fully to make available to the Indemnifying Party all pertinent information under its control. The Indemnified Party may at its expense, if it so elects, designate its own counsel to participate with counsel designated by the Indemnifying Party in the conduct of any such defense. If the defense of any such matter is tendered to the Indemnifying Party by notice as set forth above and the Indemnified Party is entitled to indemnification pursuant hereto with respect to such matter, and the Indemnifying Party declines or otherwise fails to (1) promptly pay or settle the same, or (2) vigorously investigate and defend the same, the Indemnified Party may investigate and defend the same and the Indemnifying Party will reimburse the Indemnified Party for all judgments, settlement payments and reasonable expenses, including reasonable attorneys' fees, incurred and paid by it in connection therewith.

                  (c) An Indemnified Party shall not make any settlement of any claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

10.      Termination.

         10.1. Methods of Termination. Anything herein or elsewhere to the contrary notwithstanding, the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing:

                  (a) by mutual consent of the Buyer and the Seller; or

                  (b) by the Seller if, on the Closing Date, any of the conditions set forth in Section 7 shall not have been met;

                  (c) by the Buyer if, on the Closing Date, any of the conditions set forth in Section 8 shall not have been met; or

                  (d) by either party if, without fault of the terminating party, the Closing shall not have occurred by September 30, 1998.

         10.2. Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other parties hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the Buyer or the Seller.

         10.3. Effect of Termination. In the event of termination of this Agreement as expressly provided in Section 10.1 above, this Agreement shall forthwith become void (except for Section 3.26) and neither the Buyer, on the one hand, nor the Seller, on the other, shall have any liability to the other.

11.      Miscellaneous Provisions.

         11.1. Amendment and Modification. This Agreement may be amended, modified and supplemented by the parties hereto only by written instrument signed by or on behalf of the party to be charged thereunder.

         11.2. Waiver of Compliance. Any failure of the Seller, on the one hand, or the Buyer on the other hand, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by an authorized officer of the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

         11.3. Expenses. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. The Seller shall bear all sales, use and transfer taxes arising out of this transaction as provided above in Section 1.3(c).

         11.4. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid as follows:

     If to Gaccione Bros.:                   Gaccione Bros. & Co., Inc.
                                             700 Route 46 West
                                             Clifton, New Jersey 07013
                                             Telephone:
                                             Fax:

     If to PGC:                              PGC Corporation
                                             700 Route 46 West
                                             Clifton, New Jersey 07013
                                             Telephone:
                                             Fax:

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
           with a copy to:                   Peter Pearlman
                                             Cohn, Lifland, Pearlman, Herrmann
                                              & Knopf
                                             Park 80 Plaza, West One
                                             Saddle Brook, New Jersey 07663
                                             Telephone:   (201) 845-9600
                                             Fax:         (201) 845-9423

or to such other person or address as the Seller shall furnish to the Buyer in writing.

          If to the Buyer or KTI:            c/o KTI, Inc.
                                             7000 Boulevard East
                                             Guttenberg, New Jersey 07093
                                             Telephone:    (201) 854-7777
                                             Fax:          (201) 854-1771

          with a copy to:                    Morrison & Foerster, LLP.
                                             1290 Avenue of the Americas
                                             New York, New York 10104
                                             Telephone:    (212) 468-8000
                                             Fax:          (212) 468-7900

         or to such other person or address as the Buyer shall furnish to the Seller in writing.

         11.5. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, such successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Buyer may freely assign this Agreement or all or any rights it may have hereunder to any of its subsidiaries or affiliated companies, but no such assignment shall relieve the Buyer of its obligations hereunder.

         11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         11.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         11.8. Headings. The headings of the sections and articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         11.9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior-agreements, promises, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any Related Person of any party hereto. All Exhibits attached hereto, the Disclosure Schedule, any exhibits thereto and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

         11.10. Third Parties. Except as specifically set forth or referred to herein, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         11.11. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Gaccione Bros. & Co., Inc.                 PGC Corporation.




By:
    --------------------------             --------------------------------
Name:                                      Name:
Title:                                     Title:


                                           Solely to the extent of its
                                           rights and obligations
                                           under the provisions of
                                           this Agreement:

KTI  New Jersey Fibers, Inc.               KTI, Inc.


By:                                        By:
    --------------------------                --------------------------------
Name:                                      Name:
Title:                                     Title:




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